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                        WORLDWIDE WIRELESS SYSTEMS, INC.
                               10% Promissory Note

$  2,121,496                                                 As of June 30, 1998
 -----------


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE
UNLESS: (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS COVERS THE PROPOSED TRANSFER; (2) THE HOLDER HAS NOTIFIED THE COMPANY OF THE PROPOSED TRANSFER AND, IF REQUESTED BY THE COMPANY, THE HOLDER HAS FURNISHED THE COMPANY WITH AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED TRANSFER WILL NOT REQUIRE REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE SECURITIES LAWS; OR (3) THE NOTE IS SOLD PURSUANT TO RULE 144 OR ANOTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND UNDER AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS.

         WORLDWIDE WIRELESS SYSTEMS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Maker"), its successors and assigns, for value received/in consideration of a loan to Company's wholly-owned subsidiary, New England Wireless Inc., the benefit and value of which is acknowledged by the Maker to inure to the Maker, hereby promises to pay to ALAN R. ACKERMAN ("Holder"), or its successors and assigns, in lawful money of the United States of America, the principal sum of Two Million, One Hundred Twenty One Thousand, Four Hundred Ninety Six Dollars ($2,121,496), together with interest as provided below. This Note shall bear interest (determined on the basis of a 365 day year) from the date hereof at an annual rate of 10% (Ten percent) computed on the unpaid principal balance. Principal and interest shall be paid as follows:

         (a) At the earlier of (a) three (3) business days after the closing of the initial public offering of its securities, or
                  (b) December 31, 1998, the Maker shall pay the amount of One Million Six Hundred

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                  Eighty-Four Thousand ($1,684,000) Dollars to the Holder, all
                  of which shall be deemed repayment of principal.

         (b) The balance shall be paid in 23 consecutive equal monthly installments of $25,123.19 (representing principal and interest) commencing January 31, 1999 with a final payment of $25,123.30 due and payable on December 31, 2000.

         Payments shall be deemed made when received by the Holder at 201 East 79th St., Apartment 14I, New York, New York 10021, or at such other place as Holder may designate in writing from time to time.

         In the event of Maker's default in any obligation of Maker expressed in this Note or in any instrument securing this Note, which default is not cured within five (5) days of written notice of such default given to Maker by the Holder hereof, the Holder may, at the Holder's sole option, declare the unpaid principal and all accrued and unpaid interest due under this Note immediately due and payable. Maker agrees to pay all costs for the collection of this Note, including reasonable attorneys' fees, and to pay interest on all amounts not paid when due (pursuant to the terms hereof, by acceleration or otherwise), at the greater of twelve percent (12%) per annum or at the rate specified in the first paragraph of this Note plus two percent (2%) until such amounts are paid in full.

         Each party who is, or may become, liable on this Note in any capacity, hereby waives presentment, demand, notice of dishonor and protest, notice of extensions, modifications or alterations of the date or terms of payment hereof, right to trial by jury, and all surety defenses in the nature thereof and further consents to all extensions or modifications of the due date and terms of payment of this Note. No delay or omission on the part of the Holder shall operate as a waiver of such right or of any other right of such party, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or a waiver of the same or any other right on any future occasion.

         This Note may be prepaid in whole or in part at any time without penalty. Any sums paid before the due date thereof shall not postpone or delay the due date of any payment subsequently due.


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         This Note shall be construed in accordance with and governed by the laws of the State of Vermont. Any action arising out of this Note shall be subject to the jurisdiction and venue of the courts of the State of Vermont in Windsor County and the U.S. District Court for the District of Vermont, with respect to which each party hereby consents.

         This Note supersedes all prior Notes issued by the Maker to the Holder. The Holder represents that he has waived all rights to payment under such prior Notes, that he has not sold or otherwise transferred any of such prior Notes and that he has waived all rights to a lien upon and/or a security interest in all or any part of the assets of the Maker and/or any of its subsidiaries to secure payment hereof or thereof.

         Anything to the contrary herein contained notwithstanding, in the event of Maker's default of any obligation of Maker expressed in this Note, which default is not cured within five (5) days of written notice of such default given to Maker by the Holder hereof, in addition to any and all rights granted to Holder hereunder, the Maker also agrees to execute and deliver to the Holder within three (3) business days after its failure to cure said default, such security agreements and UCC financing statements as Holder may reasonably require in order to secure its rights to payment of the outstanding principal balance of this Note and any accrued but unpaid interest thereon.

         IN WITNESS WHEREOF, the Maker has executed this Note on the date written above.

IN PRESENCE OF:                           WORLDWIDE WIRELESS SYSTEMS, INC.


/s/Kristal M. Heinz                        By: /s/David E. Padilla
-----------------------------                  ---------------------------------
Witness                                        David E. Padilla / CEO

Agreed and Accepted this
28th day of September 1998


/s/Alan R. Ackerman
-----------------------------
      Alan R. Ackerman


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